SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                February 15, 2000


                         WESTERFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



   Delaware                         0-22772                        81-0487794
--------------------------------------------------------------------------------
(State or other              (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                      Number)


   110 East Broadway, Missoula, Montana                                59802
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:              (406) 721-5254
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      OTHER EVENTS

               On February 15, 2000 the Registrant issued the press release attached as Exhibit 99.


Item 7.      FINANCIAL STATEMENTS AND EXHIBITS

               (a) Exhibits

                   99.1 Press Release dated February 15, 2000.

                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          WesterFed Financial Corporation



Date: February 15, 2000                    By: /s/ Ralph K. Holliday
      -----------------                       ---------------------------------

                                              Ralph K. Holliday
                                              President/Chief Executive Officer

                                                                      EXHIBIT 99

                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                       QUARTERLY AND FISCAL YEAR EARNINGS
                       RECORD QUARTERLY EARNINGS PER SHARE
                             STOCK BUY BACK PROGRAM
                                 BRANCH CLOSURES
                               ANNUAL MEETING DATE

         Missoula, Montana - February 15, 2000 - WesterFed Financial Corporation (the "Company") (NASDAQ -WSTR), the holding company for Western Security Bank (the "Bank"), announced earnings for the quarter ended December 31, 1999 of $2.0 million, or a record $0.45 per share (cash earnings of $0.53 per share), as compared to $1.8 million, or $0.33 per share (cash earnings of $0.40 per share) for the same period last year. Earnings for the six month period ended December 31, 1999 were $4.0 million, or $0.89 per share (cash earnings of $1.05 per share), as compared to $3.6 million, or $0.64 per share (cash earnings of $0.79 per share), for the same period last year. Cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include reported earnings plus the non-cash charges for goodwill amortization and amortization relating to core deposit intangible and certain employee stock plans and related tax benefit. On November 4, 1999 the Company announced that it was changing the Company's fiscal year end to December 31, 1999 from a fiscal year end of June 30.

         The Board of Directors of the Company has also authorized a plan to repurchase up to an additional 7.5% of its outstanding shares of common stock in the open market during a twelve month period depending upon market conditions. The program will be conducted through the use of certain registered broker-dealers with repurchases to be made from time-to-time at prevailing market prices. On December 31, 1999 there were 4,351,404 shares of common stock outstanding. The Company had previously announced a 5% stock repurchase of the then outstanding 4,538,557 shares. On December 31, 1999 substantially all of those shares have been repurchased.

         The annual Meeting of Stockholders will be held at 9:00 a.m. on April 25, 2000 at the Missoula Southgate Branch of Western Security Bank located at 2601 Garfield Street, Missoula, Montana.

         The Company also announced that it intends to close two branches in the Missoula, Montana market and consolidate the facilities into existing facilities or a new facility that is currently under construction. The branch at 2230 Brooks Street will be consolidated into the Western Security branch six blocks away at 2601 Garfield near Southgate Mall. The branch at 1610 South 3rd West will be closed and customer accounts will be consolidated at either the 2601 Garfield branch or the new facility at 3045 North Reserve Street that is expected to be completed June 1, 2000. Both the Garfield and Reserve Street facilities are within three miles from the 1610 South 3rd West branch that is closing. The 2230 Brooks Street facility is scheduled to close May 12, 2000 and the 1610 South 3rd West branch June 15, 2000.

         WesterFed President Ralph Holliday stated, "I am again pleased to announce that the Company is reporting its second consecutive quarter of record earnings per share. The $0.45 per share for the quarter ended December 31, 1999 is a 36.4% increase over the $0.33 per share reported for the same period last year and the $0.89 per share for the six month period ended December 31, 1999 is a 39.1% increase over the $0.64 per share reported for the same period last year. We have been aggressively attempting to improve on the Company's efficiency ratio, (the ratio of non-interest expense to net interest income and non-interest income) which was 64.34% for the quarter ended December 31, 1999 as compared to 67.55% for the same period last year, a 4.8% reduction. The efficiency ratio for the fiscal year ended June 30, 1999 was 69.1%. The efficiency ratio without intangibles amortization decreased to 61.00% for the quarter ended December 31, 1999 as compared to 63.94% for the same period last year, a 4.6% reduction. The efficiency ratio without intangibles amortization for the fiscal year ended June 30, 1999 was 65.6%. Because the increasing interest rate environment has resulted in lower fee income as loan refinance activity has slowed we must continue to be diligent in our efforts to improve on our efficiency ratio until this trend is reversed. In addition, because of our stock repurchase programs and earnings, our return on equity has increased 32.0% to 8.75% at December 31, 1999 as compared to 6.63% at December 31, 1998."

         Holliday further stated, " On November 18, 1999 we announced the sale of six branches with deposits of $57.0 million located in Glasgow, Hardin, Malta, Miles City, Plentywood and Sidney to Stockman Bank of Montana. The geographic location of those branches made it increasingly difficult to provide the level of service those customers are entitled to today and in the future. The announced closing of the two branch facilities in Missoula continues our efforts to provide excellent customer service in a cost efficient manner. Customers will have only a short distance to travel to larger and more efficient facilities that offer a wider choice of products and lending services that our customers have come to expect. In addition, I am pleased that the Bank successfully entered the Year 2000 without any computer related problems. Finally, we have introduced our own bank web site at
"www.westernsecuritybank.com". We look forward to providing Internet Banking services to our customers in the near future."

         Total assets decreased $6.4 million to $1.001 billion at December 31, 1999 as compared to $1.007 billion at June 30, 1999. Loans receivable and loans available-for-sale decreased $10.6 million and other non-earning assets decreased $8.5 million while investment securities, Federal Home Loan Bank stock and all other interest earning assets increased $5.5 million and mortgage-backed securities increased $7.2 million. The $10.6 million decrease in loans receivable and loans available-for-sale is primarily the result of a $20.9 million decrease in residential loans and a $12.0 million decrease in dealer finance loans, while commercial and agriculture loans increased $12.6 million and other consumer related loans increased $9.7 million. Total deposits increased $12.9 million as a result of money market, checking accounts and certificates of deposit increasing $15.6 million while savings accounts decreased $2.7 million. Stockholders' equity decreased $1.6 million to $89.5 million due primarily to the repurchase of 219,000 shares of common stock for a total of $3.7 million and the payment of dividends totaling $1.3 million, partially offset by earnings of $4.0 million.

         Net income increased $138,000 to $2.0 million for the quarter ended December 31, 1999 from $1.8 million for the same period last year . Net interest income before provision for loan losses for the quarter ended December 31, 1999 increased $164,000 to $8.1 million as compared to $8.0 million over the same period last year. The provision for loan losses increased $165,000 to $435,000 during the quarter ended December 31, 1999 from $270,000 during the same period last year. These provisions were required to maintain the allowance for loan losses at a level which is considered adequate to absorb losses inherent in the loan portfolio, especially related to charge-offs incurred with dealer finance loans and other consumer related loans. Total non-interest income decreased $419,000 to $2.0 million during the quarter ended December 31, 1999 from $2.4 million during the same period last year. Loan origination fees and gain on sale of loans available-for-sale decreased $501,000 while service fees increased $71,000. The decrease in loan related fees was the result of an increase in interest rates during the end of 1999 as compared to a mostly declining interest rate environment during the end of 1998 which resulted in lower volumes of refinance activity on residential loans during the quarter ended December 31, 1999 as compared to the same period last year. Non-interest expenses decreased $497,000, or 7.1%, to $6.5 million for the quarter ended December 31, 1999 from $7.0 million for the same period last year.

         Net income increased $392,000 to $4.0 million for the six month period year ended December 31, 1999 as compared to $3.6 million for the same period last year. The $392,000 increase in net income was comprised primarily of an increase in net interest income of $403,000 and a $944,000 decrease in non-interest expense, partially offset by a $370,000 increase in provision for loan losses and a decrease in non-interest income of $577,000. The interest rate spread decreased to 3.10% at December 31, 1999 from 3.16% at June 30, 1999 and 3.21% at December 31, 1998.

         Interest income decreased $642,000 to $35.6 million for the six month period ended December 31, 1999 from $36.2 million for the same period last year. This decrease was primarily the result of a decrease in the average yield on interest-earning assets to 7.68% during six month period ended December 31, 1999 from 7.92% during the same period last year.

         Interest expense decreased $1.0 million to $19.4 million for the six month period ended December 31, 1999 from $20.4 million for the same period last year. This decrease was primarily the result of a decrease in the average rate paid on interest-bearing liabilities to 4.33% during six month period ended from 4.71% during the six month period ended December 31, 1998.

         The provision for loan losses increased $370,000 to $880,000 for the six month period ended December 31, 1999 from $510,000 for the same period last year. The increased provision for loan losses is primarily related to dealer finance and other consumer loans. At December 31, 1999, the Company had $3.1 million of non-performing assets (representing 0.31% of total assets) compared to $4.2 million at June 30, 1999 (representing 0.42% of total assets). The 0.31% is substantially less than the national composite for thrifts of 0.65% at September 30, 1999, which is the latest available information reported by the Office of Thrift Supervision. At December 31, 1999, the Company had allowance for loan losses to non-performing assets of 165.4% as compared to 121.1% at June 30, 1999. Management's evaluation of the adequacy of its loan loss reserves, the quality of the loan portfolio and economic conditions in Montana resulted in the $880,000 provision for loan losses. Future additions to the Company's allowance for loan losses and any change in the related ratio of the allowance for loan losses to non-performing loans are dependent upon the performance and composition of the Company's loan portfolio, the economy, inflation, changes in real estate values and interest rates and the view of the regulatory authorities toward adequate reserve levels.

         Non-interest income decreased $577,000 to $4.1 million during the six month period ended December 31, 1999 from $4.7 million during the same period last year. The $577,000 decrease resulted primarily from decreases in loan origination fees and net gain on sale of loans and securities available-for-sale of $776,000, while service fees increased $208,000. The increasing interest rate environment that existed during the six month period ended December 31, 1999 reduced loan refinance activity, resulting in a decrease in loans sold to $41.6 million during the six month period ended December 31, 1999 as compared to $66.6 million during the same period last year. Seasonal fluctuations in loan volume and a decline in loan volume due to increased interest rates could continue to adversely affect origination fees and gains on sale of loans available-for-sale.

         Non-interest expense decreased $944,000 or 6.8%, to $13.0 million during the six month period ended December 31, 1999 from $14.0 million during the same period last year. Compensation and employee benefits , equipment and furnishings expense and other expenses decreased $436,000, $110,000 and $339,000 respectively while marketing and advertising increased $102,000.

FORWARD LOOKING STATEMENTS

         When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities , competitive and regulatory factors could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

         WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates thirty-four offices in twenty Montana communities.

CONTACT: James  A.  Salisbury,  Executive  Vice  President/Treasurer
             and  Chief Financial Officer
         (406) 721-5254



CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                                  December 31, 1999 June 30, 1999
                                                                  ----------------- -------------
ASSETS
Cash and due from banks                                               $     20,233     $    25,867
Interest-bearing due from banks                                              5,910           3,079
                                                                      ------------     -----------
       Cash and cash equivalents                                            26,143          28,946

Interest-bearing deposits                                                      100           1,985
Investment securities available-for-sale                                   106,212         103,441
Investment securities, at amortized cost (estimated fair value
  of $9,295 at December 31, 1999 and $9,255 at June 30, 1999)                9,205           9,235
Stock in Federal Home Loan Bank of Seattle, at cost                         15,154          14,615
Mortgage-backed securities available-for-sale                               81,276          68,029
Mortgage-backed securities, at amortized cost
  (estimated fair value of $77,926 at
  December 31, 1999 and $85,252 at June 30, 1999)
                                                                            77,672          83,720
Loans available-for-sale                                                     4,470           3,740
Loans receivable, net                                                      616,281         627,631
Interest receivable                                                          7,492           7,635
Premises and equipment, net                                                 27,477          28,269
Core deposit intangible                                                      3,401           3,741
Goodwill                                                                    14,763          15,096
Cash surrender value of life insurance policies                              8,164           6,916
Other assets                                                                 3,075           4,350
                                                                      ------------     -----------
       Total assets                                                   $  1,000,885     $ 1,007,349
                                                                      ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                                            $    658,404     $   645,549
  Repurchase agreements                                                      7,731           6,702
  Borrowed funds                                                           227,078         244,483
  Advances from borrowers for taxes and insurance                            3,296           3,302
  Income taxes - current and deferred                                          597           1,552
  Accrued interest payable                                                   6,476           6,156
  Accrued expenses and other liabilities                                     7,778           8,456
                                                                      ------------     -----------
       Total liabilities                                                  911,360         916,200
                                                                      ------------     -----------

Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares authorized;
    none outstanding                                                            --              --
  Common stock, $.01 par value, 10,000,000 shares authorized;
   4,351,404 shares outstanding at December 31, 1999, and
   4,538,557 outstanding at June 30, 1999                                       44              56
  Paid-in capital                                                           70,040          69,572
  Common stock acquired by ESOP/RRP                                         (2,090)         (2,216)
  Treasury stock, at cost                                                  (28,962)        (25,319)
  Accumulated other comprehensive loss                                      (2,930)         (1,717)
  Retained earnings                                                         53,423          50,773
                                                                      ------------     -----------
       Total stockholders' equity                                           89,525          91,149
                                                                      ------------     -----------
       Total liabilities and stockholders' equity                     $  1,000,885     $ 1,007,349
                                                                      ============     ===========

       Book value per common share outstanding                              $20.57          $20.08
                                                                            ======          ======

       Tangible book value per common share outstanding                     $16.40          $15.93
                                                                            ======          ======


CONSOLIDATED   STATEMENTS  OF  INCOME   WESTERFED   FINANCIAL   CORPORATION  AND
SUBSIDIARIES (Dollars in thousands, except share and per share data)

                                                                   (Unaudited)
                                                               Three Months Ended              Six Months Ended
                                                                  December 31,                   December 31,
                                                            -------------------------       ------------------------
                                                               1999            1998           1999            1998
                                                            ---------         -------       --------       ---------
Interest income:
   Loans receivable                                           $13,030         $13,604        $25,980         $27,670
   Mortgage-backed securities                                   2,646           1,860          5,270           3,920
   Investment securities                                        2,019           2,011          4,004           4,137
   Interest-bearing deposits                                       76             273            172             361
   Other                                                           90              80            180             160
                                                            ---------         -------       --------       ---------

     Total interest income                                     17,861          17,828         35,606          36,248
                                                            ---------         -------       --------       ---------

Interest expense:
   NOW and money market demand                                  1,012             792          1,947           1,673
   Savings                                                        552             578          1,097           1,223
   Certificates of deposit                                      4,764           5,291          9,398          10,692
                                                            ---------         -------       --------       ---------

                                                                6,328           6,661         12,442          13,588
   Borrowed funds and repurchase agreements                     3,406           3,204          6,943           6,842
                                                            ---------         -------       --------       ---------
     Total interest expense                                     9,734           9,865         19,385          20,430
                                                            ---------         -------       --------       ---------

     Net interest income                                        8,127           7,963         16,221          15,818
Provision for loan losses                                         435             270            880             510
                                                            ---------         -------       --------       ---------

     Net interest income after provision for loan losses        7,692           7,693         15,341          15,308
                                                            ---------         -------       --------       ---------

Non-interest income:
   Loan origination fees on loans sold                            446             742            957           1,429
   Service fees                                                 1,251           1,180          2,600           2,392
   Net gain on sale of loans available-for-sale                   120             325            277             581
   Net gain on sale of securities available-for-sale                9              --             13              --
   Other                                                          132             130            280             302
                                                            ---------         -------       --------       ---------
     Total non-interest income                                  1,958           2,377          4,127           4,704
                                                            ---------         -------       --------       ---------

Non-interest expenses:
   Compensation and employee benefits                           3,018           3,234          6,156           6,592
   Net occupancy expense of premises                              491             519            943           1,035
   Equipment and furnishings                                      484             542            985           1,095
   Data processing                                                412             402            820             815
   Deposit insurance premium                                       86              83            170             171
   Intangibles amortization                                       337             373            673             746
   Marketing and advertising                                      295             219            475             373
   Other                                                        1,365           1,613          2,788           3,127
                                                            ---------         -------       --------       ---------
     Total non-interest expense                                 6,488           6,985         13,010          13,954
                                                            ---------         -------       --------       ---------

     Income before income taxes                                 3,162           3,085          6,458           6,058
Income taxes                                                    1,195           1,256          2,483           2,475
                                                            ---------         -------       --------       ---------
     Net income                                                $1,967          $1,829         $3,975          $3,583
                                                            =========         =======       ========       =========

Net income per common share:
   Basic                                                        $0.47           $0.35          $0.93           $0.67
                                                            =========         =======       ========       =========
   Diluted                                                      $0.45           $0.33          $0.89           $0.64
                                                            =========         =======       ========       =========

Dividends per share                                            $0.160          $0.140         $0.315          0$.275
                                                            =========         =======       ========       =========
Dividend payout ratio - basic                                  34.04%          40.00%         33.87%          41.04%
                                                            =========         =======       ========       =========
Average common and common equivalent shares outstanding:
   Basic                                                    4,227,313       5,294,511      4,291,092       5,332,611
                                                            =========         =======       ========       =========
   Diluted                                                  4,400,922       5,565,944      4,461,361       5,620,681
                                                            =========         =======       ========       =========


Selected Financial Ratios and Other Data:
                                                                              (Unaudited)
                                                                          Three Months Ended     Six Months Ended
                                                                              December 31,         December 31,
                                                                         ---------------------  --------------------
                                                                           1999         1998        1999     1998
                                                                         ---------  ----------  ---------- ---------
Performance Ratios:
  Return on assets (ratio of net income to average total assets) (1)       0.78%       0.74%        0.79%    0.72%
  Return on equity (ratio of net income to average equity) (1)             8.70        6.97         8.75     6.63

  Interest rate spread information:
       Average during period                                               3.38        3.28         3.35     3.21
       End of period                                                       3.10        3.21         3.10     3.21
  Net interest margin (1) (4)                                              3.52        3.51         3.50     3.45
  Ratio of non-interest expense to average total assets (1)                2.59        2.82         2.58     2.79
  Efficiency ratio (2)                                                    64.34       67.55        63.94    67.99
  Efficiency ratio without intangibles (3)                                61.00       63.94        60.63    64.36

Asset Quality Ratios:
  Non-performing assets to total assets, at end of period                  0.31        0.47         0.31     0.47
  Total allowance for loan losses to total non-performing
     assets (5)                                                          165.36      105.78       165.36   105.78

Capital Ratios:
  Stockholders' equity to total assets, at end of period                   8.94        9.34         8.94     9.34
  Tangible stockholders' equity to tangible assets, at end of period       7.26        7.48         7.26     7.48
  Ratio of average interest-earning assets to average
     interest-bearing liabilities                                        103.42      105.12       103.59   105.60


(1) Annualized
(2) Ratio of non-interest expense to net interest income and non-interest income
(3) Ratio of non-interest expense without intangibles to net interest income and non-interest income
(4) Net interest income divided by average interest-earning assets
(5) Includes non-performing and foreclosed assets



WESTERFED FINANCIAL CORP
                                                                    (Unaudited)
                                                                 Three Months Ended
                                          --------------------------------------------------------------
                                                 DECEMBER 31, 1999               DECEMBER 31, 1998
                                          ------------------------------ -------------------------------
                                            Average   Interest             Average    Interest
                                           Outstanding Earned/   Yield/   Outstanding  Earned/   Yield/
                                           Balance (5)  Paid      Rate    Balance (5)   Paid      Rate
                                          ------------ ------- --------- ------------ --------- --------
                                                             (Dollars in Thousands)
INTEREST EARNING ASSETS:
  Loans receivable (1) (2)                  $621,395   $13,030    8.39%    $642,972    $13,604    8.46%
  Mortgage-backed securities (2)             159,782     2,646    6.62%     112,678      1,860    6.60%
  Investments (2)                            129,144     2,019    6.25%     124,358      2,011    6.47%
  Other interest-earning assets (3)            4,007        76    7.59%      21,241        273    5.14%
  Cash surrender value of life insurance       7,973        90    4.52%       6,824         80    4.69%
                                            --------   -------    ----      -------    -------    ----
    Total Interest-Earning Assets            922,301    17,861    7.75%     908,073     17,828    7.85%
                                            ========   =======    ====      =======    =======    ====
INTEREST-BEARING LIABILITIES:
  Certificates of deposits                   368,510     4,764    5.17%     376,463      5,291    5.62%
  Savings accounts                            88,831       552    2.49%      90,831        578    2.55%
  Demand and now accounts                    119,819       203    0.68%     116,539        205    0.70%
  Money market accounts                       79,412       809    4.07%      60,763        587    3.86%
                                            --------   -------    ----      -------    -------    ----
    Total deposits                           656,572     6,328    3.86%     644,596      6,661    4.13%
  FHLB advances and other borrowed money     235,199     3,406    5.79%     219,277      3,204    5.84%
                                            --------   -------    ----      -------    -------    ----
    Total Interest-Bearing Liabilities       891,771     9,734    4.37%     863,873      9,865    4.57%
                                            ========   =======    ====      =======    =======    ====
Net interest income                                    $ 8,127                         $ 7,963
                                                       =======                         =======
Net interest rate spread                                          3.38%                           3.28%
                                                                  ====                            ====
Net interest earning assets                 $ 30,530                       $ 44,200
                                            ========                       ========
Net interest margin (4)                                           3.52%                           3.51%
                                                                  ====                            ====
Average interest-earning assets to average
interest-bearing liabilities                            103.42%                         105.12%
                                                        ======                          ======


WESTERFED FINANCIAL CORP
                                                                  Six Months Ended
                                          --------------------------------------------------------------
                                                 DECEMBER 31, 1999               DECEMBER 31, 1998
                                          ------------------------------ -------------------------------
                                            Average   Interest             Average    Interest
                                           Outstanding Earned/   Yield/   Outstanding  Earned/   Yield/
                                           Balance (5)  Paid      Rate    Balance (5)   Paid      Rate
                                          ------------ ------- --------- ------------ --------- --------
                                                             (Dollars in Thousands)
INTEREST EARNING ASSETS:
  Loans receivable (1) (2)                   $624,230  $25,980    8.32%    $650,235    $27,670    8.51%
  Mortgage-backed securities (2)              161,611    5,270    6.52%     116,978      3,920    6.70%
  Investments (2)                             128,731    4,004    6.22%     128,496      4,137    6.44%
  Other interest-earning assets (3)             4,926      172    6.98%      13,163        361    5.49%
  Cash surrender value of life insurance        7,752      180    4.64%       6,789        160    4.71%
                                             --------  -------    ----      -------    -------    ----
    Total Interest-Earning Assets             927,250   35,606    7.68%     915,661     36,248    7.92%
                                             ========  =======    ====      =======    =======    ====
INTEREST-BEARING LIABILITIES:
  Certificates of deposits                    364,503    9,398    5.16%     377,251     10,692    5.67%
  Savings accounts                             89,566    1,097    2.45%      91,179      1,223    2.68%
  Demand and now accounts                     118,364      401    0.68%     112,876        491    0.87%
  Money market accounts                        77,405    1,546    3.99%      59,213      1,182    3.99%
                                             --------  -------    ----      -------    -------    ----
    Total deposits                            649,838   12,442    3.83%     640,519     13,588    4.24%
  FHLB advances and other borrowed money      245,249    6,943    5.66%     226,623      6,842    6.04%
                                            --------   -------    ----     --------    -------    ----
    Total Interest-Bearing Liabilities        895,087   19,385    4.33%     867,142     20,430    4.71%
                                             ========  =======    ====      =======    =======    ====

Net interest income                                    $16,221                         $15,818
                                                       =======                         =======
Net interest rate spread                                          3.35%                           3.21%
                                                                  ====                            ====
Net interest earning assets                 $ 32,163                       $ 48,519
                                            ========                       ========
Net interest margin (4)                                           3.50%                           3.45%
                                                                  ====                            ====
Average interest-earning assets to average
interest-bearing liabilities                            103.59%                         105.60%
                                                        ======                          ======


(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves
(2) Includes held and available for sale categories
(3) Includes primarily short term liquid assets
(4) Net interest income divided by average interest earning assets
(5) Based on average monthly balances


                         WESTERFED FINANCIAL CORPORATION
                              Non-Performing Assets

                                                   December 31     June 30,
                                                      1999            1999
                                                   -----------     --------
                                                         (In Thousands)
Non-accruing loans:
Real Estate:
     One-to-four family                              $  549         $  521
     Multi-family                                         -              -
     Nonresidential property (except land)              348              -
     Land                                                 -              -
     Construction                                       324            112
Agriculture                                           1,113          1,098
Commercial - non real estate                             51            106
Consumer                                                508          1,212
                                                     ------         ------
     Total                                            2,893          3,049
                                                     ------         ------
Accruing loans delinquent 90 days or more:
Real Estate:
     One-to-four family                                  40            426
     Multi-family                                         -              -
     Nonresidential property (except land)                -              -
     Construction                                         -            344
Agriculture                                               -              -
Commercial - non real estate                              -              -
Consumer                                                 20              5
                                                     ------         ------
     Total                                               60            775
                                                     ------         ------

Foreclosed assets:
Real Estate:
     One-to-four family                                  94            238
     Multi-family                                         -              -
     Commercial                                           -              -
     Land                                                26             26
     Construction                                         -              -
Consumer                                                 48            106
                                                     ------         ------
     Total                                              168            370
                                                     ------         ------

Total non-performing assets                          $3,121         $4,194
                                                     ======         ======


                                        WESTERFED FINANCIAL CORPORATION
                                           Allowance for Loan Losses

                                                      (Unaudited)
                                                   For the Three Month           For the Six Month
                                                      Period Ended                  Period Ended
                                                      December 31,                   December 31,
                                                   ------------------             ------------------
                                                    1999        1998               1999        1998
                                                   ------      ------             ------      ------
                                                       (In Thousands)                (In Thousands)

Balance at beginning of period                     $5,300      $4,880             $5,079      $4,907

Charge-Offs:
Real Estate:
One- to four-family                                   (23)       (130)               (27)       (130)
Commercial                                             --          --                 --          --
Other:
Commercial                                           (116)        (45)              (161)        (48)
Consumer                                             (587)       (152)              (798)       (438)
                                                   ------      ------             ------      ------
Total charge-offs                                    (726)       (327)              (986)       (616)
                                                   ------      ------             ------      ------

Recoveries:
Other:
Commercial                                              2          --                  2          --
Consumer                                              150          23                186          45
                                                   ------      ------             ------      ------
Total recoveries                                      152          23                188          45
                                                   ------      ------             ------      ------
Net charge-offs                                      (574)       (304)              (798)       (571)
Provisions charged to operations                      435         270                880         510
                                                   ------      ------             ------      ------
Balance at end of period                           $5,161      $4,846             $5,161      $4,846
                                                   ======      ======             ======      ======

Ratio of net charge-offs during the period to
   average loans outstanding during the period      0.09%       0.05%              0.13%       0.09%
                                                   =====       =====              =====       =====

Ratio of net charge-offs during the period to
   average non-performing assets during the
   period                                          15.87%       6.23%             22.06%      11.70%
                                                   =====       =====              =====       =====

Ratio of allowance for loan losses to net loans
   before allowance                                 0.82%       0.75%              0.82%       0.75%
                                                   =====       =====              =====       =====